EMPLOYMENT AGREEMENT
                                      among
                              DNB FINANCIAL CORP.,
                            D0WNINGTOWN NATIONAL BANK
                                       and
                                 HENRY F. THORNE


         THIS AGREEMENT, made as of December 31, 1996, is by and among DNB FINANCIAL CORP., a Pennsylvania business corporation ("Holding Company"), DOWNINGTOWN NATIONAL BANK, a national banking association with its main office located at 4 Brandywine Avenue, Downingtown, Chester County, Pennsylvania ("Bank") and HENRY F. THORNE, an individual ("Executive"). As used in this agreement the term "Company" shall refer both individually and collectively to Bank and the Holding Company.

                                    Background

         A. Company and Executive entered into an employment agreement as of July 13, 1992, the term of which was renewed in 1994 and has been extended pursuant to resolutions of the Board of Directors of the Company (the "Original Employment Agreement").

         B. Company and Executive wish to extend and revise the terms of the Original Employment Agreement as set forth herein, pursuant to which Company wishes to secure the services of Executive as it's President and Chief Executive Officer on the terms and conditions set forth herein.

         C. Executive is willing to enter into this Employment Agreement (this "Agreement") upon the terms and conditions set forth.

         D. The Company's Board of Directors has approved this Agreement.

         NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

         1. Employment. Company agrees to employ Executive, and Executive agrees to serve, as President and Chief Executive Officer, and as a Director, of the Holding Company and the Bank during the "Term" defined in Section 2 of this Agreement. Executive shall report only to the Board of Directors of the Holding Company and the Bank, respectively, and his powers and authority shall be superior to those of any other officer or employee of Company or of any subsidiary thereof. Executive shall serve on such committees of the Boards of Directors of the Holding Company and Bank as may be appropriate to his office from time to time as required and permitted by the Board of Directors, subject to the bylaws of the Holding Company and the Bank and applicable law. During the term of his employment, Executive shall devote all of his working time, abilities and attention to the business of the Company. A failure by the Board of Directors of the Holding Company or Bank to reelect Executive as President and Chief Executive Officer of Company or any failure of the Company to continue to vest Executive with the powers and authority described above shall be deemed a failure by the Company to comply with a

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material provision of this Agreement.

         2. Term of Employment. The initial term of employment hereunder shall be for a period of two (2) years commencing as of January 1, 1997 and ending on January 1, 1999. This Agreement shall be extended automatically for two (2) additional years on each expiration date hereof, unless either Company or Executive gives contrary written notice to the other not less than 90 days in advance of such expiration date. References in this Agreement to the "Term" shall refer both to such initial term and such successive terms. The Term of this Agreement may be changed by mutual written consent of Company and Executive.

         3. Compensation. Company shall pay or cause to be paid to Executive during the term of employment a base salary of not less than $151,560 per annum, payable twice monthly installments of $6,008.33 each during the Term. It is understood that Company shall review Executive's performance and make a determination regarding adjustments in his salary not less frequently than once in each calendar year. The Company may, in the discretion of its Board of Directors, but is not obligated to, increase such base salary in light of Executive's job duties and performance and such other factors as adjustment in cost of living.

         4. Discretionary Bonuses. In addition to base salary, Executive shall be eligible to be considered for discretionary bonuses as authorized and declared by the Board of Directors from time to time.

         5. Employee Benefit Plans; Fringe Benefits.

                  5.1 Employee Benefit Plans. During the Term, Executive shall be entitled to participate in stock options, stock appreciation, stock purchases, pension, thrift, medical coverage, education or other retirement or employee benefits, including without limitation the Company's Employee Retirement Savings Plan and Incentive Stock Option Plan, and any other plans that Company may adopt for the benefit of its executive employees.

                  5.2 Reimbursement of Expenses. During the Term, Company shall reimburse Executive for reasonable expenses incurred by him in the performance of his duties, the payment of reasonable expenses for attending meetings of trade associations and other groups, and any other benefits which are commensurate with the duties and responsibilities to be performed by Executive under this Agreement.

                  5.3 Term Life Insurance. During the Term, the Company shall provide to Executive term life insurance on Executive's life, payable to beneficiaries of his designation in the maximum amount permitted under the Company's applicable plans from time to time (currently $250,000).


                  5.4 Other Fringe Benefits. Executive shall be entitled to participate in any other fringe benefits which may be or become applicable to Company's executive employees.

         6. Vacations. Executive shall be entitled to an annual paid vacation of four (4)

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weeks per year or such longer  period as the Board of  Directors  of Company may approve from time to time. The timing of paid vacations shall be scheduled in a reasonable manner by Executive. Executive shall not be entitled to receive any additional compensation from Company on account of his failure to take a paid vacation. Executive shall not be entitled to accumulate unused paid vacation time from one calendar year to the next, except as provided for in the Company's vacation policy for all employees, or except with the approval of the Board of Directors of Company.

         7. Termination of Employment.

                  7.1 Termination by Company; "Cause". Company shall have the right to terminate Executive's employment hereunder, with or without cause, subject to a "Notice of Termination" (as hereinafter defined) and to the terms and conditions of this Agreement. For the purpose of this Agreement, termination for "cause" shall mean: (l) the failure by the Executive to substantially perform his duties hereunder other than any failure resulting from the Executive's incapacity due to physical or mental health; (2) the willful engaging by the Executive in misconduct materially injurious to the Company; (3) the gross negligence of the Executive in the performance of his duties; (4) receipt by the Company of a recommendation of any governmental body or entity having jurisdiction over the Bank requiring or suggesting termination or removal of the Executive as Chief Executive Officer, President or Director, or receipt of a written directive or order of any governmental body or entity having jurisdiction over the Company requiring termination or removal as the Executive as Chief Executive Officer, President or Director; (5) personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit or conviction of a felony, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors of the Company will probably cause substantial economic damages to the Company; or (6) material breach of any material provision of this Agreement.

                  7.2 No Right to Compensation or Benefits Except as Stated. In the event employment is terminated for cause, Executive shall have no right to compensation or other benefits for any period after such date of termination. If Executive is terminated by Bank or Holding Company other than for cause, Employee's rights to compensation and benefits under this Agreement shall be as set forth in Section 7.7 hereof.

                  7.3 Termination by Executive. Executive shall have the right to terminate his employment, whether or not for "good reason" (as hereinafter defined), but if the termination is for other than good reason, Executive shall have no right after the date of termination to any compensation or other benefits.



                  7.4 Temporary Suspension from Office. If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of Company's affairs pursuant to notice served by any regulatory agency, Company's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Company shall: (i) pay Executive any compensation withheld while contract obligations were suspended, and (ii) reinstate (in whole or in part) any of

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its obligations which were suspended.

                  7.5 "Good Reason"; "Change in Control"; "Notice of
Termination".

                           (a) "Good Reason". Executive may terminate his
employment hereunder for "good reason". For purposes of this Agreement, "good reason" shall mean (A) a failure by Company to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after a notice of such noncompliance has been given by Executive to Company; (B) a termination by Executive of his employment for any reason or for no reason within 12 months after a "change in control" of Company (as defined in Section 7.7(b) of this Agreement); or (C) any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of this Agreement.

                           (b) "Change in Control". For purposes of this
Agreement, a "change in control" of Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than Company or any "person" who on the date hereof is a director of officer of Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing 50% or more of the combined voting power of Company's then outstanding securities, or (B) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

                           (c) "Notice of Termination". Any termination of
Executive's employment by Company or by Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which shall (A) indicate the specific termination provision in this Agreement relied upon; (B) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated; (C) specify a date of termination which shall be not less than thirty
(30) days after such Notice of Termination is given, except in the case of Company's termination of Executive's employment for cause, in which case the Notice of Termination may specify a date of termination as early as the date such Notice of Termination is given; and (D) be given in the manner specified in
Section 12 hereto.

                  7.6 Termination by Executive on Change in Control. If Executive shall terminate his Employment pursuant to subpart (B) of Section 7.5(a) hereof, then in lieu of any further salary payments to Executive for periods subsequent to the date of termination, Company shall pay as severance to Executive an amount equal to 2.00 times the higher of (i) the Executive's base salary immediately prior to the change in control or (ii) the Executive's base salary at the time of termination of, such payment to be made in a lump sum within thirty (30) days

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following the date of termination; provided, however, that if the lump sum severance payment under this Section, either alone or together with other payments which the Executive has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Section 7.7(d) being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the lump sum severance payment under this Section 7.7(d) pursuant to the foregoing provision shall be made by independent counsel to Company in consultation with the independent certified public accountants of Company.

                  7.7 Other Terminations Other Than for "Cause". If Executive shall terminate his employment for good reason as defined in subpart (A) or (C) of Section 7.5(a) hereof, or if Executive's Employment is terminated in any other manner other than for cause or as provided in Section 7.6, or if the Bank is liquidated or sold under a regulatory order, then in lieu of any further salary payments to Executive for periods subsequent to the date of termination, Company shall pay as severance to Executive, in lieu of all other compensation and benefits other than any benefits the right to which shall have previously vested, an amount equal to the Executive's then current base salary, payable over the following year, such payment to be made in substantially equal twice monthly installments on the normal pay dates.

                  7.8 Mitigation by Executive. Executive shall not be required to mitigate the amount of any payment provided for in Sections 7.6 or 7.7 by seeking other employment or otherwise.

         8. Death and Disability.

                  8.1 Death. The Executive's employment shall automatically terminate upon his death, subject to the terms of this Agreement.

                  8.2 Disability. If the Executive becomes disabled (as certified by a licensed physician chosen by the Company and the Executive or in the event that the Company and the Executive cannot agree upon a physician, each shall designate a licensed physician, and the licensed physician so designed shall appoint a third physician whose decision shall be binding upon the parties) because of- sickness, physical or mental disability, or any other reason, and is unable to substantially perform or complete his duties of employment for a period of ninety (90) consecutive days, the Company shall have the option to terminate Executive's employment by giving written notice of termination to the Executive. Such termination shall be without prejudice to any right the Executive may have under the disability insurance program, if any, maintained by the Bank.

         9. Noncompete Agreement. For a period of one year after any resignation or termination by which Executive receives Severance Compensation, Executive shall not, directly or indirectly, within the marketing area of the Bank, which is defined as any area within 25 miles of any bank office or branch, enter into or engage generally in direct or indirect competition with the Bank, the Holding Company or any subsidiary of either of them in the business of commercial banking, either as an individual on his own or as a

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partner or joint venturer, or as a director, officer, shareholder, employee, agent, independent contractor, lessor or creditor of or for any person. The existence of any immaterial claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of this covenant. Any breach of the restrictions set forth in this Section will result in irreparable injury to the Company for which it shall have no adequate remedy at law and the Company shall be entitled to injunctive relief in order to enforce the provisions hereof. In the event that this Section shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

         10. Continuing Obligations. Executive shall retain in confidence any confidential information known to him concerning Company and its business so long as such information is not publicly disclosed.

         11. Amendments. No amendments to this Agreement shall be binding unless in writing and signed by both parties.

         12. Notices. All notices under this Agreement shall be in writing and shall be deemed effective (i) when delivered in person or by facsimile, telecopier, telegraph or other electronic means capable of being embodied in written form (in Company's case, to its Secretary) or (ii) forty-eight (48) hours after deposit thereof in the U.S. mails by certified or registered mail, return receipt requested, postage prepaid, addressed, in the case of Executive, to his last known address as carried on the personnel records of Company and, in the case of Company, to the corporate headquarters, attention of the Secretary, or to such other address as the party to be notified may specify by notice to the other party.

         13. Prior Agreements. This Agreement supersedes and replaces all prior Agreements of Employment between the parties. Without limiting the foregoing, the Original Agreement is hereby terminated.

         14. Binding Effect and Benefits. The rights and obligations of Company and Executive under this Agreement shall inure to the benefit of and shall be binding upon the respective heirs, personal representatives, successors and assigns of Company and Executive.

         15. Construction. This Agreement shall be construed under the laws of the Commonwealth of Pennsylvania, as they may be preempted by federal laws and regulations. Section headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused the due execution of this Agreement as of the date first set forth above.

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Attest: DNB FINANCIAL CORP.



________________________              By: _______________________________
         Secretary                    Chairman



Attest: DOWNINGTOWN NATIONAL BANK





________________________              By: _______________________________
         Secretary                    Chairman




                                      Executive:

         Witness:


__________________________            ___________________________________
HENRY F. THORNE, individually


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